                                                                  Exhibit 10.30

                   FY 97 INCENTIVE BONUS PLAN FOR EXECUTIVES

1. Within the executive plan, there shall be three targeted levels of incentive as follows:

     a.  30% of base pay for senior management;

     b.  20% for other officer level executives; and

     c.  10% for key managers.


2. The plan is based on EBITDA target. For FY 97, that target is $45.68 million.


3. The maximum payout is double the targeted levels (item 1). The EBITDA to reach that maximum is $50.90 million.


4. The payout progresses linearly between the target and maximum (see attached sheet for examples).


5. The "near-miss" provision provides a payout of one-half targeted levels. To achieve the "near-miss" an EBITDA of $44,340,000 must be achieved.


6. The Board retains discretion to modify the payout for windfalls, unexpected adversities, etc.


PROJECTED BONUS PAYOUTS AT VARIOUS LEVELS OF EBITDA:

           NEAR
           MISS   TARGET  LEVEL 2  LEVEL 3  LEVEL 4  LEVEL 5  MAXIMUM
---------------------------------------------------------------------
EBITDA     44.34   45.68    46.83    47.98    49.13    50.28    50.90
($/Mil)
---------------------------------------------------------------------
BONUS       0.34    0.68     0.83     0.98     1.13     1.28     1.36
($/Mil)
---------------------------------------------------------------------